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                   CHURCH & DWIGHT CO., INC. AND SUBSIDIARIES
                 EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE
                     (In thousands except per share amounts)

                                                                 1995         1994        1993
                                                               ---------------------------------
PRIMARY:
      Income before cumulative effect of accounting changes    $ 10,152     $  6,117    $ 29,486
      Cumulative effect of accounting changes                      --           --        (3,200)
                                                               ---------------------------------
      Net income                                               $ 10,152     $  6,117    $ 26,286
                                                               ---------------------------------

Weighted average shares outstanding                              19,567       19,706      20,223

Primary earnings per share:
      Income before cumulative effect of accounting changes    $    .52     $    .31    $   1.46
      Cumulative effect of accounting changes                      --           --         (0.16)
                                                               ---------------------------------
      Net income                                               $    .52     $    .31    $   1.30
                                                               ---------------------------------
FULLY DILUTED:
      Income before cumulative effect of accounting changes    $ 10,152     $  6,117    $ 29,486
      Cumulative effect of accounting changes                      --           --        (3,200)
                                                               ---------------------------------
      Adjusted net income                                      $ 10,152     $  6,117    $ 26,286
                                                               ---------------------------------

Weighted average shares outstanding                              19,567       19,706      20,223
      Incremental shares under stock option plans                   172          205         352
                                                               ---------------------------------
      Adjusted weighted average shares outstanding               19,739       19,911      20,575
                                                               ---------------------------------
Fully diluted earnings per share:
      Income before cumulative effect of accounting changes    $    .51     $    .31    $   1.43
      Cumulative effect of accounting changes                      --           --         (0.15)
                                                               ---------------------------------
      Net income                                               $    .51*    $    .31    $   1.28*
                                                               ---------------------------------




      * Differs from reported earnings per share because the dilutive effect of outstanding stock options was less than three percent.